Exhibit 10.2

RESTRICTED STOCK BONUS AGREEMENT

This Restricted Stock Bonus Agreement (this “Agreement”), effective as of «GrantDate» (the “Grant Date”), is by and between Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and «Name» (“Employee”).

To carry out the purposes of the Company’s 2000 Equity Incentive Plan (the “Plan”), and the determination of the compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”) to award Employee a stock bonus under the Plan, subject to the terms and conditions of this Agreement, of shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1.           Grant of Shares.  The Company hereby grants to Employee a stock bonus, on the terms and conditions set forth in this Agreement and in the Plan, consisting of an aggregate of «Shares» shares of Stock (the “Shares”).

2.           Vesting.  (a) Subject to the terms and conditions set forth in this Agreement and the Plan, the interest of Employee in the Shares shall vest with respect to (i) 50% of the total number of Shares on «VestingDate» and (ii) the remaining Shares on the first anniversary of the Grant Date; provided that the interest of Employee in the Shares shall become fully vested upon (x) a Change in Control (as defined below) or (y) the termination of Employee’s Continuous Service (as defined in the Plan) by the Company without Cause (as defined below), by Employee for Good Reason (as defined below), or as a result of Employee’s death or Disability (as defined in the Plan).

(b)           For purposes of the foregoing, the following terms shall have the meanings indicated below:

(i)           A “Change in Control” shall be deemed to have occurred if any of the following shall have taken place: (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than Invus, L.P. and its affiliates (collectively, “Invus”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, or any successor provisions thereto), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding voting securities; (B) Invus becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, or any successor provisions thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding voting securities; (C) the consummation of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the reorganized, merged or consolidated Company’s then-outstanding securities entitled to vote generally in the election of directors in substantially the same proportions as their ownership of the Company’s outstanding voting securities prior to such reorganization, merger or consolidation; (D) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets; or (E) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who is not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.  The Compensation Committee, in its discretion, may deem any other corporate event affecting the Company to be a “Change in Control” hereunder.

(ii)           “Cause” means a termination of Employee’s employment directly resulting from (A) Employee having engaged in intentional misconduct causing a material violation by the Company of any state or federal laws, (B) Employee having engaged in a theft of Company funds or Company assets or in a material act of fraud upon the Company, (C) an act of personal dishonesty taken by Employee that was intended to result in personal enrichment of Employee at the expense of the Company, (D) Employee’s final conviction (or the entry of any plea other than not guilty) in a court of competent jurisdiction of a felony, or (E) a breach by Employee of any contractual or fiduciary obligation to the Company, if such breach results in a material injury to the Company.

(iii)           “Good Reason” means the occurrence of any of the following events without Employee’s express written consent: (A) a material diminution in Employee’s base salary, (B) a material diminution in Employee’s authority, duties, or responsibilities, or (C) any other action or inaction that constitutes a material breach by the Company of any contractual obligation to Employee.

3.           Forfeiture of Unvested Shares upon Termination of Service.  Simultaneously with termination of Employee’s Continuous Service, Employee shall automatically forfeit, and the Company shall reacquire, for no consideration, all of the Shares as to which the interest of Employee has not vested in accordance with Section 2 of this Agreement, unless the Company, in its sole discretion, agrees to waive such right as to some or all of such unvested Shares.

4.           Escrow.  The certificate or certificates evidencing the Shares shall be delivered to and deposited with the Secretary of the Company as escrow agent (the “Escrow Agent”). The Shares may also be held in a restricted book entry account in the name of Employee.  Such certificates or such book entry shares shall be held by the Escrow Agent until the interest of Employee in the Shares represented thereby vests in accordance with Section 2 of this Agreement, at which time such certificates or book entry shares shall be released by said Escrow Agent to Employee. Pending such release, all certificates representing Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend: “The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation.” Employee shall have all the rights of a stockholder with respect to the Shares held in escrow, including the right to vote such Shares and to receive any cash dividends paid to or made with respect to such Shares, except for the right to transfer such Shares as provided in Section 5.

5.           Non-Transferability.  Employee’s rights under this Agreement, including with respect to any Shares as to which the interest of Employee has not vested in accordance with Section 2 of this Agreement, may not be transferred by Employee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder).

6.           Withholding of Tax.   Employee shall be liable for any and all taxes, including withholding taxes, arising out of the grant or vesting of Shares hereunder. Employee may elect to satisfy such withholding tax obligation by having the Company retain Shares having a Fair Market Value (as defined in the Plan) equal to the Company’s minimum withholding obligation.  No Shares shall be released from escrow unless Employee shall have paid or otherwise satisfied the withholding tax obligations with respect thereto.

7.           No Right to Continued Employment. Nothing in this Agreement or the Plan shall confer upon Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to terminate Employee’s employment at any time for any reason whatsoever, with or without Cause and with or without advance notice.

8.           Equity Incentive Plan.  The Plan, a copy of which is available for inspection by Employee at the Company’s principal executive office during business hours, is incorporated by reference in this Agreement.  This Agreement is subject to, and the Company and Employee agree to be bound by, all of the terms and conditions of the Plan. In the event of a conflict between this Agreement and the Plan, the terms of the Plan shall control.  Subject to the terms of the Plan, the administrator of the Plan shall have authority to construe the terms of this Agreement, and the determinations of the administrator of the Plan shall be final and binding on Employee and the Company.

9.           Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

10.           Governing Law.  This Agreement and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Employee has executed this Agreement effective for all purposes as of the Grant Date.

Lexicon Pharmaceuticals, Inc.

By:
Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer

Employee

Name